UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009 (December 22, 2009)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

(207) 619-8500

(Registrant’s Telephone Number, Including Area Code)

10 Columbus Boulevard, Hartford, CT 06106

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Sale of Nockatunga Assets

On December 22, 2009, Magellan Petroleum Australia Limited (“MPAL”), the wholly-owned Australian subsidiary of Magellan Petroleum Corporation, and a wholly-owned subsidiary of MPAL (collectively, the “Company”) entered into an Asset Sale Agreement (the “Nockatunga Asset Sale Agreement”), dated December 22, 2009, with Santos QNT Pty Ltd. (the “Buyer”) and Vamgas Pty Ltd., and simultaneously closed the transactions described therein on December 22, 2009 (the “Closing Date”). The effective date of the Nockatunga asset sale transaction is January 1, 2010.

Under the Nockatunga Asset Sale Agreement, the Company sold to the Buyer all of its ownership interests in five petroleum production leases covering the Nockatunga oil fields and an adjacent exploration authority to prospect (41% working interest) and the related agreements. The Company received cash consideration for the sale of its Nockatunga assets of Aus. $6.3 million, or approximately U.S. $5.6 million, on the Closing Date. The Asset Sale Agreement contains customary representations and warranties regarding the Nockatunga assets. In addition, the parties have agreed to indemnify each other for certain specified liabilities, as described in the Asset Sale Agreement.

The Buyer is a subsidiary of Santos Ltd. and the current owner of the other 59% interest in the Nockatunga oil fields. Various corporate entities owned or controlled by Santos Ltd. either operate or own interests in oil and gas fields in the Amadeus Basin where MPAL has ownership interests, including the Mereenie oil and gas field, the Palm Valley gas field and the Dingo gas field.

The above summary of the Nockatunga Asset Sale Agreement is qualified in its entirety by reference to the full text of the Nockatunga Asset Sale Agreement, dated as of December 22, 2009, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending December 31, 2009.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on December 22, 2009, MPAL the Company completed its sale of their Nockatunga assets to the Buyer. The disclosures regarding the Nockatunga asset sale transaction set forth above under the heading Item 1.01 are hereby incorporated herein by reference.

Item 8.01	Other Events

Company Press Release

On December 4, 2009, the Company issued a press release announcing an update on the completion of its Cooper Basin asset sale process. A copy of the Company’s December 4, 2009 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Company press release, dated December 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ DANIEL J. SAMELA
Name:	Daniel J. Samela
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: December 23, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release, dated December 4, 2009.